EXHIBIT 10.74
                                                                   -------------

                          LICENSE TERMINATION AGREEMENT


         LICENSE TERMINATION AGREEMENT, by and between ANNIE'S HOMEGROWN, INC., ("Annie's") and AHA! INK PUBLISHING, LLC, a California Limited Liability Company a/k/a "Ah Ha Ink" ("Aha"), dated as of August 20, 1998.

         WHEREAS, Annie's and Aha entered into an agreement, dated March 21, 1997, by which Annie's granted to Aha an exclusive license to various trademarks, servicemarks, and associated goodwill for the publication of children's books and other publications for children (the "License Agreement");

         WHEREAS, pursuant to the License Agreement, Annie's has paid twenty thousand dollars (US$20,000) for approximately 1,700 children's books;

         WHEREAS, Section 11 of the License Agreement provides that the License Agreement may not be amended or changed in any way except by a written instrument signed by each of the parties to that agreement;

         WHEREAS, Aha has ceased operations relative to the License Agreement;

         WHEREAS, Annie's and Aha mutually wish to terminate the License Agreement and all of the rights, duties, and obligations arising under that agreement;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. TERMINATION OF LICENSE AGREEMENT. The License Agreement is hereby terminated effective as of the date of this Termination Agreement and shall have no further force or effect; all rights, duties, and obligations arising under the License Agreement are hereby terminated; and all rights to tradenames, trademarks, servicemarks, and all associated goodwill shall hereby revert to Annie's.

         2. RELEASE; WAIVER; COVENANT NOT TO SUE. Each of Annie's and Aha hereby releases and waives all claims that they may have or ever had to this date against the other (or any of their officers, directors, or agents) relating in any manner to the License Agreement or this Termination Agreement, whether such claims are matured or unmatured, liquidated or unliquidated, fixed or contingent, arising at law or in equity; and each of Annie's and Aha covenant not to sue the other (or any of their officers, directors, or agents) for any claims relating in any manner to the License Agreement or this Termination Agreement.

         3. ENTIRE AGREEMENT. This Termination Agreement is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments, and writings. No promises, representations, understandings, warranties, or agreements have been made by any of the parties hereto except as referred to

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herein, and all inducements to the making of this Termination Agreement relied upon by both parties hereto have been expressed herein.

         4. EXECUTION IN COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Termination Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same document.

         5. FURTHER ASSURANCES. The parties shall each, at the request of any of the others, furnish, execute and deliver such documents, instruments, certificates, notices and further assurances as counsel for the requesting party shall reasonably require as necessary or desirable to effect complete consummation of this Agreement, or in connection with the preparation and filing of reports required or requested by governmental agencies, stock exchanges or other regulatory bodies. The party requesting such documents or further assurances shall be responsible for the costs of producing same.

         6. AMENDMENTS. This Termination Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by both parties hereto.

         7. GOVERNING LAW. This Termination Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, notwithstanding any principle of Massachusetts law to the contrary.

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first written above.



ANNIE'S HOMEGROWN, INC.               AHA! INK PUBLISHING, LLC
                                      A/K/A AH HA INK


By:  /s/ Paul Nardone                 By:  /s/ Andrew M. Martin
     -----------------------               ---------------------------------
     Paul Nardone, President               Andrew M. Martin, CEO and Manager
                                           Duly Authorized



                                      By:  /s/ Heather Smith Martin
                                           ---------------------------------
                                           Heather Smith Martin, President
                                           and Manager


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